The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      November 17, 2008

Pricing Supplement dated November _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                       $
                                 Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Sixteen (16) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes")and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 November 24, 2008

Issuance Date:                November 28, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the last business day
                              of each month, unless that day is not a business
 Coupon Payment Date (s):     day, in which case the coupon payment date will be
                              the first preceding day that is a business day.
                              The final coupon will be paid on the Maturity
                              Date.

Three Month Notes:
             Valuation Date:  February 24, 2009

              Maturity Date:  February 27, 2009

Six Month Notes:
             Valuation Date:  May 26, 2009

              Maturity Date:  May 29, 2009

Reference Stock:

  No.  Principal   Reference Stock              Ticker   Coupon    Strike   Barrier    Term        Monitoring Method         CUSIP
  ---  ----------  ---------------              ------   -------   -------  -------    ----        -----------------         -----
         Amount                                           Rate     Price    Price
         ------                                           ----     -----    -----
 1061      $       Apple Inc.                    AAPL    14.25%     $[ ]     65%      3 month     Close of Trading Day     78008GVC3

 1062      $       Deere & Company               DE      12.50%     $[ ]     60%      3 month     Close of Trading Day     78008GVD1

 1063      $       General Electric Company      GE      19.30%     $[ ]     65%      3 month     Close of Trading Day     78008GVE9

 1064      $       Goldcorp, Inc.                GG      20.80%     $[ ]     60%      3 month     Close of Trading Day     78008GVF6

 1065      $       Southwest Airlines Co.        LUV     17.75%     $[ ]     70%      3 month     Close of Trading Day     78008GVH2

 1066      $       The Mosaic Company            MOS     21.60%     $[ ]     60%      3 month     Close of Trading Day     78008GVJ8

 1067      $       NYSE Euronext                 NYX     20.35%     $[ ]     60%      3 month     Close of Trading Day     78008GVK5

 1068      $       Petroleo Brasileiro S.A.      PBR     21.40%     $[ ]     60%      3 month     Close of Trading Day     78008GVL3

 1069      $       Research In Motion Limited    RIMM    18.60%     $[ ]     60%      3 month     Close of Trading Day     78008GVM1

 1070      $       Companhia Vale do Rio Doce    RIO     21.50%     $[ ]     60%      3 month     Close of Trading Day     78008GVN9

 1071      $       Wells Fargo & Company         WFC     19.90%     $[ ]     65%      3 month     Close of Trading Day     78008GVP4

 1072      $       Wells Fargo & Company         WFC     24.60%     $[ ]     70%      3 month     Close of Trading Day     78008GVQ2

 1073      $       Colgate-Palmolive Company     CL      10.55%     $[ ]     75%      6 month     Close of Trading Day     78008GVR0

 1074      $       Intel Corporation             INTC    14.95%     $[ ]     60%      6 month     Close of Trading Day     78008GVS8

 1075      $       The Coca-Cola Company         KO      13.25%     $[ ]     75%      6 month     Close of Trading Day     78008GVT6

 1076      $       The Procter & Gamble Company  PG      10.25%     $[ ]     75%      6 month     Close of Trading Day     78008GVU3

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                       Proceeds to Royal Bank of
            Price to Public     Agent's Commission               Canada
            ---------------     ------------------               ------



                         RBC Capital Markets Corporation
                                November _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                   If the closing           If the closing
                                 market price of the      market price of the
                                   Reference Stock          Reference Stock
                                 does not fall below        falls below the
                                 the Barrier Price on       Barrier Price on
                                  any day during the       any day during the    Hypothetical
                                  Monitoring Period:       Monitoring Period:      Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
     Initial Share Price           Principal Amount        Principal Amount          Stock             Amount
     -------------------           ----------------        ----------------          -----             ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o     Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GVC3 (AAPL): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVD1 (DE): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVE9 (GE): [ ]% of each stated interest payment (19.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVF6 (GG): [ ]% of each stated interest payment (20.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVH2 (LUV): [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVJ8 (MOS): [ ]% of each stated interest payment (21.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVK5 (NYX): [ ]% of each stated interest payment (20.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVL3 (PBR): [ ]% of each stated interest payment (21.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVM1 (RIMM): [ ]% of each stated interest payment (18.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVN9 (RIO): [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVP4 (WFC): [ ]% of each stated interest payment (19.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVQ2 (WFC): [ ]% of each stated interest payment (24.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVR0 (CL): [ ]% of each stated interest payment (10.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVS8 (INTC): [ ]% of each stated interest payment (14.95% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVT6 (KO): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVU3 (PG): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to

     Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Colgate-Palmolive Company (Colgate) is a consumer products company, whose products are marketed in over 200 countries and territories throughout the world. Colgate's Oral Care products include toothpaste, toothbrushes, oral rinses, dental floss and pharmaceutical products for dentists and other oral health professionals. Product launches include Colgate Max Fresh, Colgate Max White, Colgate Sensitive Multi Protection, Colgate Total Advanced Clean, Colgate Total Professional Clean, Colgate Max Fresh BURST and Colgate Herbal Seabuckthorn toothpastes; Colgate 360(degree), Colgate 360(degree) Sensitive and Colgate Twister Fresh manual toothbrushes, and Colgate 360(degree) Sonic Power battery toothbrush and Colgate Plax Whitening mouth rinse. The Company operates in two product segments: Oral, Personal and Home Care, and Pet Nutrition.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00644

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a line of farm equipment and related service parts, including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology, and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. In May 2007, the Company completed the acquisition of LESCO, Inc. In August 2007, the Company completed the acquisition of Ningbo Benye Tractor & Automobile Manufacture Company Limited. In May 2008, the Company acquired T-Systems International, Inc., headquartered in San Diego, California. In June 2008, the Company acquired Plastro Irrigation Systems, Ltd., headquartered in Israel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore). In September 2008, Goldcorp had completed the acquisition of Gold Eagle Mines Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217

     o The Coca-Cola Company is a manufacturer, distributor and marketer of nonalcoholic beverage concentrates and syrups in the world. Finished beverage products bearing its trademarks are sold in more than 200 countries. The Company markets nonalcoholic sparkling brands, which includes Diet Coke, Fanta and Sprite. Its business is nonalcoholic beverages, principally sparkling beverages, but also a variety of still beverages. The Company manufactures beverage concentrates and syrups, which it sells to bottling and canning operations, fountain wholesalers and some fountain retailers, as well as finished beverages, which it sells primarily to distributors. The Company owns or licenses more than 450 brands, including diet and light beverages, waters, enhanced waters, juices and juice drinks, teas, coffees, and energy and sports drinks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02217

     o Southwest Airlines Co. (Southwest) is a passenger airline that provides scheduled air transportation in the United States. As of December 31, 2007, the Company operated 520 Boeing 737 aircraft and provided service to 64 cities in 32 states throughout the United States. The Company focuses principally on point-to-point service, rather than hub-and-spoke service. As of December 31, 2007, Southwest served 411 non-stop city pairs. Approximately 78% of the Company's customers fly non stop. Southwest predominantly serves short-haul routes with high frequencies. It complements this service with more medium to long-haul routes, including transcontinental service.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07259

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash crop nutrients for the agricultural industry. The Company operates its business through three business segments: phosphates, potash and offshore. The Phosphates segment produce phosphate fertilizer and feed phosphate which are used in crop nutrients and animal feed ingredients, respectively. The principal inputs used in crop nutrients production are phosphate rock, sulfur and ammonia. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. As of May 31, 2008, Cargill, Incorporated owned approximately 64.4% of the Company's interest. As of May 31, 2008, the Company had a 50% interest in Saskferco Products Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o NYSE Euronext operates a liquid exchange group. The Company's family of exchanges, located in six countries, include the New York Stock Exchange, a cash equities market; Euronext, a cash equities market; Liffe, an European derivatives exchange; NYSE Liffe, the Company's United States futures business, and NYSE Arca Options, an United States options trading platform. NYSE Euronext offers an array of financial products and services for issuers, investors and financial institutions in cash equities, options, futures and derivatives, exchange traded funds (ETFs), bonds, market data, and commercial technology solutions. NYSE Euronext is home to approximately 4,600 listed issues. In October 2008, the Company announced that it has completed its acquisition of the American Stock Exchange (Amex).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o The Procter & Gamble Company is focused on providing branded consumer goods. The Company's products are sold in over 180 countries around the world primarily through mass merchandisers, grocery stores, membership club stores, drug stores and in high-frequency stores, the neighborhood stores, which serve consumers in developing markets. During the fiscal year ended June 30, 2008 (fiscal 2008), one product category accounted for 10% or more of consolidated net sales. The laundry category constituted approximately 16% of net sales during fiscal 2008. In fiscal 2008, the Company was organized into three Global Business Units: Beauty; Health and Well-Being, and Household Care. The Company had six business segments under United States Generally Accepted Accounting Principles (GAAP): Beauty; Grooming; Health Care; Snacks, Coffee and Pet Care; Fabric Care and Home Care, and Baby Care and Family Care.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00434

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first three quarters of 2008 as well as for the period from October 1, 2008 through November 14, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               45.44                     31.3                       41.67
   04/01/2005         06/30/2005               44.45                     33.11                      36.81
   07/01/2005         09/30/2005               54.56                     36.29                      53.61
   10/01/2005         12/30/2005               75.46                     47.87                      71.89

   01/01/2006         03/31/2006               86.4                      57.67                      62.72
   04/01/2006         06/30/2006               73.8                      55.41                      57.27
   07/01/2006         09/29/2006               77.78                     50.16                      76.98
   09/30/2006         12/29/2006               93.159                    72.6                       84.84

   01/01/2007         03/30/2007               97.8                      81.9                       92.91
   03/31/2007         06/29/2007              127.61                     89.6                      122.04
   06/30/2007         09/28/2007              155                       111.62                     153.47
   09/29/2007         12/31/2007              202.96                    150.63                     198.08

   01/01/2008         03/31/2008              200.26                    115.44                     143.5
   04/01/2008         06/30/2008              192.24                    143.61                     167.44
   07/01/2008         09/30/2008              180.91                    100.59                     113.66
   10/01/2008         11/14/2008              116.4                      85                         90.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               37.205                    32.6                       33.565
   04/01/2005         06/30/2005               34.7                      29.35                      32.745
   07/01/2005         09/30/2005               36.99                     29.905                     30.6
   10/01/2005         12/30/2005               35.5                      28.495                     34.055

   01/01/2006         03/31/2006               40                        33.805                     39.525
   04/01/2006         06/30/2006               45.99                     38.1932                    41.745
   07/01/2006         09/29/2006               42.485                    33.45                      41.955
   09/30/2006         12/29/2006               50.7                      41.505                     47.535

   01/01/2007         03/30/2007               58.25                     45.115                     54.32
   03/31/2007         06/29/2007               62.82                     51.585                     60.37
   06/30/2007         09/28/2007               74.95                     56.955                     74.21
   09/29/2007         12/31/2007               93.74                     70.175                     93.12

   01/01/2008         03/31/2008               94.7658                   71.2                       80.44
   04/01/2008         06/30/2008               94.89                     70.16                      72.13
   07/01/2008         09/30/2008               74.18                     46.18                      49.5
   10/01/2008         11/14/2008               49.49                     28.5                       33.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               36.89                     34.95                      36.06
   04/01/2005         06/30/2005               37.34                     34.15                      34.65
   07/01/2005         09/30/2005               35.78                     32.85                      33.67
   10/01/2005         12/30/2005               36.34                     32.67                      35.05

   01/01/2006         03/31/2006               35.63                     32.21                      34.78
   04/01/2006         06/30/2006               35.24                     32.78                      32.96
   07/01/2006         09/29/2006               35.65                     32.06                      35.3
   09/30/2006         12/29/2006               38.49                     34.62                      37.21

   01/01/2007         03/30/2007               38.28                     33.9                       35.36
   03/31/2007         06/29/2007               39.77                     34.55                      38.28
   06/30/2007         09/28/2007               42.07                     36.2                       41.4
   09/29/2007         12/31/2007               42.15                     36.07                      37.07

   01/01/2008         03/31/2008               37.742                    31.65                      37.01
   04/01/2008         06/30/2008               38.52                     26.15                      26.69
   07/01/2008         09/30/2008               30.39                     22.16                      25.5
   10/01/2008         11/14/2008               25.75                     14.58                      16.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               15.51                     12.3858                    14.21
   04/01/2005         06/30/2005               16.1                      12.04                      15.78
   07/01/2005         09/30/2005               21.06                     15.01                      20.04
   10/01/2005         12/30/2005               22.78                     17.49                      22.28

   01/01/2006         03/31/2006               30.44                     22.28                      29.25
   04/01/2006         06/30/2006               41.66                     24.07                      30.22
   07/01/2006         09/29/2006               31.59                     21.63                      23.6
   09/30/2006         12/29/2006               31.47                     20.35                      28.44

   01/01/2007         03/30/2007               29.49                     23.01                      24.02
   03/31/2007         06/29/2007               26.93                     22.36                      23.69
   06/30/2007         09/28/2007               30.99                     21                         30.56
   09/29/2007         12/31/2007               38.11                     29.25                      33.93

   01/01/2008         03/31/2008               46.3                      31.86                      38.75
   04/01/2008         06/30/2008               47.75                     33.83                      46.17
   07/01/2008         09/30/2008               52.65                     24.72                      31.63
   10/01/2008         11/14/2008               33.85                     13.84                      21.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Southwest Airlines Co (LUV)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               16.45                     13.6                       14.24
   04/01/2005         06/30/2005               15.5                      13.56                      13.93
   07/01/2005         09/30/2005               14.85                     13.05                      14.85
   10/01/2005         12/30/2005               16.95                     14.54                      16.43

   01/01/2006         03/31/2006               18.1                      15.51                      17.99
   04/01/2006         06/30/2006               18.2                      15.1                       16.37
   07/01/2006         09/29/2006               18.2                      15.66                      16.66
   09/30/2006         12/29/2006               17.03                     14.61                      15.32

   01/01/2007         03/30/2007               16.58                     14.5                       14.7
   03/31/2007         06/29/2007               15.9                      14.03                      14.91
   06/30/2007         09/28/2007               16.96                     14.21                      14.8
   09/29/2007         12/31/2007               15.06                     12.12                      12.2

   01/01/2008         03/31/2008               13.1                      11.02                      12.4
   04/01/2008         06/30/2008               14.89                     11.75                      13.04
   07/01/2008         09/30/2008               16.77                     12.68                      14.51
   10/01/2008         11/14/2008               14.97                      9.57                      10.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               17.42                     14.59                      17.06
   04/01/2005         06/30/2005               17.16                     12.36                      15.56
   07/01/2005         09/30/2005               17.99                     15.11                      16.02
   10/01/2005         12/30/2005               15.62                     12.5                       14.63

   01/01/2006         03/31/2006               17.14                     13.78                      14.35
   04/01/2006         06/30/2006               17.28                     13.31                      15.65
   07/01/2006         09/29/2006               17.13                     14.03                      16.9
   09/30/2006         12/29/2006               23.54                     16.2                       21.36

   01/01/2007         03/30/2007               28.84                     19.49                      26.66
   03/31/2007         06/29/2007               41                        26.44                      39.02
   06/30/2007         09/28/2007               54.83                     32.5                       53.52
   09/29/2007         12/31/2007               97.6                      48.72                      94.34

   01/01/2008         03/31/2008              119.78                     71                        102.6
   04/01/2008         06/30/2008              163.25                     95                        144.7
   07/01/2008         09/30/2008              146.92                     62.21                      68.02
   10/01/2008         11/14/2008               71.5                      23.96                      32.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2006               90.35                     66.98                      79.25

   04/01/2006         06/30/2006               80.45                     48.62                      68.48
   07/01/2006         09/29/2006               74.83                     56.05                      74.75
   09/30/2006         12/29/2006              112                        71.4                       97.2

   01/01/2007         03/30/2007              109.5                      80.51                      93.75
   03/31/2007         06/29/2007              101                        72.335                     73.62
   06/30/2007         09/28/2007               84.5                      64.26                      79.17
   09/29/2007         12/31/2007               95.25                     78.18                      87.77

   01/01/2008         03/31/2008               87.7                      55.12                      61.71
   04/01/2008         06/30/2008               76.71                     50.3                       50.66
   07/01/2008         09/30/2008               51.18                     32.26                      39.18
   10/01/2008         11/14/2008               40.7                      21.77                      24.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005              12.5434                   9.2976                     11.0392
   04/01/2005         06/30/2005              13.3104                  10.0347                     13.0256
   07/01/2005         09/30/2005              18.5402                  12.331                      17.863
   10/01/2005         12/30/2005              18.4771                  14.4998                     17.8081

   01/01/2006         03/31/2006              23.7299                  18.1554                     21.656
   04/01/2006         06/30/2006              26.8625                  17.25                       22.3275
   07/01/2006         09/29/2006              24.0925                  18.445                      20.9575
   09/30/2006         12/29/2006              25.7475                  19.3125                     25.7475

   01/01/2007         03/30/2007              25.955                   20.69                       24.8775
   03/31/2007         06/29/2007              31.1825                  24.63                       30.3175
   06/30/2007         09/28/2007              38.56                    24.375                      37.75
   09/29/2007         12/31/2007              59.58                    36.425                      57.62

   01/01/2008         03/31/2008              62.74                    44.345                      51.055
   04/01/2008         06/30/2008              77.61                    50.465                      70.83
   07/01/2008         09/30/2008              71.77                    36.36                       43.95
   10/01/2008         11/14/2008              43.9                     19.54                       21.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               27.88                    20.0933                    25.4733
   04/01/2005         06/30/2005               28.1833                  20.6233                    24.5967
   07/01/2005         09/30/2005               27.4967                  22.3733                    22.7667
   10/01/2005         12/30/2005               23.15                    17                         22.0033

   01/01/2006         03/31/2006               30.1767                  20.95                      28.2933
   04/01/2006         06/30/2006               29.37                    20.3433                    23.2567
   07/01/2006         09/29/2006               34.8333                  20.7067                    34.2167
   09/30/2006         12/29/2006               47.5533                  32.9167                    42.5933

   01/01/2007         03/30/2007               49.0167                   9.9167                    45.4967
   03/31/2007         06/29/2007               66.86                    42.9333                    66.6633
   06/30/2007         09/28/2007              100.98                    61.54                      98.55
   09/29/2007         12/31/2007              137.01                    95.02                     113.4

   01/01/2008         03/31/2008              118.35                    80.2                      112.23
   04/01/2008         06/30/2008              148.13                   111.9                      116.9
   07/01/2008         09/30/2008              135                       60.03                      68.3
   10/01/2008         11/14/2008               68.23                    38.55                      40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               9.1525                    6.3575                     7.9025
   04/01/2005         06/30/2005               8.25                      6.255                      7.32
   07/01/2005         09/30/2005              11.23                      7.275                     10.965
   10/01/2005         12/30/2005              11.4875                    9.1738                    10.285

   01/01/2006         03/31/2006              12.8975                   10.395                     12.1325
   04/01/2006         06/30/2006              14.55                      9.815                     12.02
   07/01/2006         09/29/2006              12.27                      9.58                      10.78
   09/30/2006         12/29/2006              15.23                     10.34                      14.87

   01/01/2007         03/30/2007              19.025                    13.53                      18.495
   03/31/2007         06/29/2007              23.855                    18.435                     22.275
   06/30/2007         09/28/2007              34.61                     17                         33.93
   09/29/2007         12/31/2007              38.32                     29.9                       32.67

   01/01/2008         03/31/2008              37.54                     24                         34.64
   04/01/2008         06/30/2008              44.15                     34                         35.82
   07/01/2008         09/30/2008              35.01                     16.5                       19.15
   10/01/2008         11/14/2008              19.01                      9.99                      11.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               31.375                    29.075                     29.9
   04/01/2005         06/30/2005               31.11                     28.885                     30.79
   07/01/2005         09/30/2005               31.435                    29                         29.285
   10/01/2005         12/30/2005               32.35                     28.81                      31.415

   01/01/2006         03/31/2006               32.755                    30.31                      31.935
   04/01/2006         06/30/2006               34.855                    31.9                       33.54
   07/01/2006         09/29/2006               36.89                     33.355                     36.18
   09/30/2006         12/29/2006               36.99                     34.9                       35.56

   01/01/2007         03/30/2007               36.64                     33.01                      34.43
   03/31/2007         06/29/2007               36.49                     33.93                      35.17
   06/30/2007         09/28/2007               37.99                     32.66                      35.62
   09/29/2007         12/31/2007               37.78                     29.29                      30.19

   01/01/2008         03/31/2008               34.56                     24.38                      29.1
   04/01/2008         06/30/2008               32.4                      23.46                      23.75
   07/01/2008         09/30/2008               44.675                    20.46                      37.53
   10/01/2008         11/14/2008               38.95                     25                         28.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Colgate-Palmolive Co (CL)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               55.43                     48.49                      52.17
   04/01/2005         06/30/2005               54.35                     48.25                      49.91
   07/01/2005         09/30/2005               54.3                      49.05                      52.79
   10/01/2005         12/30/2005               57.15                     51.19                      54.85

   01/01/2006         03/31/2006               58.41                     53.41                      57.1
   04/01/2006         06/30/2006               62.32                     56                         59.9
   07/01/2006         09/29/2006               63.16                     58.01                      62.1
   09/30/2006         12/29/2006               67.08                     59.35                      65.24

   01/01/2007         03/30/2007               69                        64.85                      66.79
   03/31/2007         06/29/2007               68.99                     64.16                      64.85
   06/30/2007         09/28/2007               71.91                     63.75                      71.32
   09/29/2007         12/31/2007               81.27                     71.13                      77.96

   01/01/2008         03/31/2008               81.98                     72                         77.91
   04/01/2008         06/30/2008               79.4                      68.01                      69.1
   07/01/2008         09/30/2008               80.49                     66.21                      75.35
   10/01/2008         11/14/2008               77.64                     54.36                      62.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Intel Corp (INTC)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               25.47                     21.89                      23.23
   04/01/2005         06/30/2005               28                        21.94                      26.02
   07/01/2005         09/30/2005               28.84                     23.8                       24.65
   10/01/2005         12/30/2005               27.4901                   22.53                      24.96

   01/01/2006         03/31/2006               26.63                     19.31                      19.46
   04/01/2006         06/30/2006               20.27                     16.75                      19
   07/01/2006         09/29/2006               20.95                     16.84                      20.57
   09/30/2006         12/29/2006               22.5                      20.03                      20.25

   01/01/2007         03/30/2007               22.3                      18.75                      19.13
   03/31/2007         06/29/2007               24.45                     19.03                      23.7399
   06/30/2007         09/28/2007               26.52                     22.09                      25.86
   09/29/2007         12/31/2007               27.99                     24.32                      26.66

   01/01/2008         03/31/2008               26.34                     18.05                      21.18
   04/01/2008         06/30/2008               25.29                     20.5                       21.48
   07/01/2008         09/30/2008               24.75                     17.2689                    18.73
   10/01/2008         11/14/2008               18.69                     12.87                      13.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Coca-Cola Co/The (KO
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               44.15                     40.55                      41.67
   04/01/2005         06/30/2005               45.26                     40.74                      41.75
   07/01/2005         09/30/2005               44.75                     41.39                      43.19
   10/01/2005         12/30/2005               43.6                      40.31                      40.31

   01/01/2006         03/31/2006               42.99                     39.36                      41.87
   04/01/2006         06/30/2006               44.76                     40.86                      43.02
   07/01/2006         09/29/2006               45.4                      42.37                      44.68
   09/30/2006         12/29/2006               49.35                     43.72                      48.25

   01/01/2007         03/30/2007               49                        45.56                      48
   03/31/2007         06/29/2007               53.65                     48.05                      52.31
   06/30/2007         09/28/2007               57.78                     51.79                      57.47
   09/29/2007         12/31/2007               64.32                     56.92                      61.37

   01/01/2008         03/31/2008               65.59                     56.49                      60.87
   04/01/2008         06/30/2008               61.84                     51.44                      51.98
   07/01/2008         09/30/2008               55.84                     49.44                      52.88
   10/01/2008         11/14/2008               55                        40.29                      45.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Procter & Gamble Co (PG)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               57.04                     51.16                      53
   04/01/2005         06/30/2005               56.79                     52.37                      52.75
   07/01/2005         09/30/2005               59.46                     51.91                      59.46
   10/01/2005         12/30/2005               59.7                      54.62                      57.88

   01/01/2006         03/31/2006               62.5                      57                         57.63
   04/01/2006         06/30/2006               58.73                     52.75                      55.6
   07/01/2006         09/29/2006               62.85                     55.25                      61.98
   09/30/2006         12/29/2006               64.73                     61.5                       64.27

   01/01/2007         03/30/2007               66.3                      60.42                      63.16
   03/31/2007         06/29/2007               64.75                     60.76                      61.19
   06/30/2007         09/28/2007               70.73                     60.89                      70.34
   09/29/2007         12/31/2007               75.18                     67.9                       73.42

   01/01/2008         03/31/2008               73.81                     62.74                      70.07
   04/01/2008         06/30/2008               71.2                      60.44                      60.81
   07/01/2008         09/30/2008               73.57                     60.05                      69.69
   10/01/2008         11/14/2008               71.94                     54.92                      63.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 28, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                November _, 2008